R.R. Hawkins & Associates International, a Professional Service Corporation

DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

March 8, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:           Quture International, Inc.

        File Reference No. 333-143630

We were previously the independent registered public accounting firm for Quture International, Inc., and under the date of August 10, 2012, we reported on the financial statements of Quture International, Inc. as of April 30, 2012 and 2011, and for the years then ended.

On March 1 2013, the Company dismissed us as its independent registered public accounting firm. We have read Quture International, Inc. statements included in Item 4.01 on Form 8-K regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

R.R. Hawkins & Associates International, PSC

Corporate Headquarters

5777 W. Century Blvd. , Suite No. 1500

Los Angeles, CA 90045

T: 310.553.5707 F: 310.553.5337

www.rrhawkins.com